As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0903295 (I.R.S. Employer Identification Number)

35 W. Wacker, Floor 25 Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Groupon, Inc. 2011 Incentive Plan
(Full title of the plan)

Jiří Ponrt
Chief Financial Officer Groupon, Inc.
35 W. Wacker, Floor 25
Chicago, Illinois 60601
(Name and address of agent for service)

(773) 945-6801
(Telephone number, including area code, of agent for service)

copies to:
Steven J. Gavin, Esq.
Winston & Strawn LLP
35 West Wacker Drive Chicago, Illinois 60601
(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer ☒
Non-accelerated filer ☐     Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 7,000,000 shares of common stock, par value $0.0001 of Groupon, Inc. (the “Registrant”) that may be awarded under the Groupon, Inc. 2011 Incentive Plan, as amended. The contents of the registration statements on Form S-8 as filed on October 31, 2016 (File No. 333- 214351), July 30, 2019 (File No. 333-232902), August 8, 2022 (File No. 333-266661), and August 10, 2023 (File No. 333-273871) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this Registration Statement the information we file with them, which means that we can disclose important information to you by referring to those documents. Any statement contained or incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. We incorporate by reference into this Registration Statement the following documents:

a.Annual Report on Form 10-K for the year ended December 31, 2023;

b.Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;

c.Current Reports on Form 8-K filed with the SEC on January 22, 2024, February 15, 2024, April 1, 2024, May 7, 2024, May 9, 2024 (Item 2.02), May 9, 2024 (Item 5.02), and June 12, 2024;

d.the description of our Common Stock, registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024), and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

e.all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of securities under this prospectus.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, Item 7.01 or Item 9.01 of Form 8-K.

Item 8. Exhibits

Exhibit Number	Description
4.1
Amended and Restated Groupon, Inc. 2011 Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A, filed with the SEC on April 29, 2024)

5.1*	Opinion of Winston & Strawn LLP
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107*	Filing Fee Table
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.

GROUPON, INC.
Date: June 14, 2024
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Dušan Šenkypl, Jiří Ponrt, and Meagan LeGear his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dušan Šenkypl	Chief Executive Officer and Director	June 14, 2024
Dušan Šenkypl	(Principal Executive Officer and Director)
/s/ Jiří Ponrt	Chief Financial Officer)	June 14, 2024

Jiří Ponrt	(Principal Financial Officer)
/s/ Kyle Netzly	Chief Accounting Officer	June 14, 2024
Kyle Netzly	(Principal Accounting Officer)
/s/ Theodore J. Leonsis	Chairman of the Board	June 14, 2024
Theodore J. Leonsis
/s/ Robert J. Bass	Director	June 14, 2024
Robert J. Bass
/s/ Jan Barta	Director	June 14, 2024
Jan Barta
/s/ Jason Harinstein	Director	June 14, 2024
Jason Harinstein